EXHIBIT 99.1
                                                                    ------------

                  STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP,
                             JOINT FILER INFORMATION




        Name:                     The Bank of Tokyo-Mitsubishi, Ltd.

        Address:                  7-1 Marunouchi 2-chome
                                  Chiyoda-ku, Tokyo 100-8388, Japan

        Designated Filer:         Mitsubishi UFJ Financial Group, Inc.
                                  (100% owner of The Bank of
                                  Tokyo-Mitsubishi, Ltd.)

        Issuer and Ticker Symbol: UnionBanCal Corporation ("UB")

        Date of Earliest
        Transaction Required to
        be Reported:              12/15/2005



            Signature:            THE BANK OF TOKYO-MITSUBISHI, LTD.



                                  By: /s/ Akira Kamiya
                                      ---------------------------------------
                                      Name:  Akira Kamiya
                                      Title: Director and General Manager
                                             Global Strategic Planning Office